EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 7, 2020, in the Registration Statement (Form S-1) and related Prospectus of Tarsus Pharmaceuticals, Inc. dated September 25, 2020.

/s/ Ernst & Young LLP

Irvine, California

September 25, 2020